Exhibit 99.1

SPAR Group, Inc. Reports Fiscal 2021

Fourth Quarter and Year-End Results

Full Year 2021 Record Sales of $256 million, Up 11%

AUBURN HILLS, MI, March 29, 2022 – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services with over 25,000+ team members deployed across nine countries, today reports financial and operating results for the fiscal quarter and year ended December 31, 2021.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “Fiscal year 2021 was an important and transformational year for SPAR.  While delivering the highest revenue in the company’s history, we continued to take market share from competitors, built more unique software capabilities, introduced new services, engaged new clients and developed a compelling, long-term global strategy for the business.  In addition, after nearly four years of challenges, we resolved all outstanding claims and disputes with our founding shareholders and set the company up for an exciting future.  I believe we have the most talented executive team in the marketplace, and we have momentum.”

“Notwithstanding the non-recurring charges related to the agreement with our founding shareholders, we reported 11% revenue growth for fiscal 2021.  Adjusted Net Income attributable to SPAR was $2.6 million, an increase of 53% from the fiscal 2020 Adjusted Net income attributable to SPAR of $1.7 million,” Matacunas concluded.

Fourth Quarter 2021 Financial Results

Fourth quarter net revenue was $60 million, comprised of $21 million from the Domestic segment and $39 million from the International segment. Compared to the prior year, total net revenue increased by 1.1%, the Domestic segment increased over the prior year by 5.3%, and the International segment declined by 0.9% from the prior year. Despite normal lower seasonal revenue in the fourth quarter due to the holidays each year, the Domestic segment grew primarily due to year-over-year increases in the remodeling business.

Gross profit was $10.6 million, or 17.7% of sales, compared to $11.5 million, or 19.4% of sales, in the prior year quarter. The gross profit decrease was primarily due to fourth quarter one-time field travel expense items, faster growth of the remodel business than planned and an increase in labor expense costs related to one of the joint ventures, compared to the prior year quarter.

Selling, general and administrative (SG&A) expenses were $8.8 million, or 14.6% of revenues, compared to $8.1 million, or 13.6% of revenues, in the prior year. The comparison to SG&A expenses in the fourth quarter of 2020 did not represent full run-rate expenses due to open executive positions.

Fourth quarter results included a $4.5 million charge related to signed agreements between the Company and the two majority stockholders in a change of control arrangement.

Operating income (loss) was ($3.1) million versus operating income of $2.9 million from the prior year quarter. Excluding the $4.5 million charge related to the majority stockholders’ change of control agreements, fourth quarter operating income was $1.4 million, compared to $2.9 million in the prior year fourth quarter, primarily due to the items discussed earlier.

Fourth quarter net income (loss) attributable to SPAR Group, Inc. was ($4.4) million, or (0.21) per share, down from $2.0 million, or $0.10 per share, in the year ago quarter. Adjusted net loss attributable to SPAR Group, Inc. (1) in the fourth quarter was ($644) thousand, or ($0.03) per share, compared to ($904) thousand, or ($0.04) per share, in the year ago quarter.

Full Year 2021 Financial Results

Total net revenue of $255.7 million, comprised of $100.3 million from the Domestic segment and $155.4 million from the International segment. Compared to the prior year, total fiscal net revenue increased by 10.9%, and the Domestic and International segments increased over the prior year by 8.9% and 12.3%, respectively.

Fiscal year gross profit was $47.5 million, or 18.6% of sales, compared to $45.2 million, or 19.6% of sales, in the prior year. Although gross profit dollars year-over-year increased, gross profit margins decreased primarily due to U.S. wage inflation, as well as unfavorable project mix shifts across the organization.

Fiscal year selling, general and administrative (SG&A) expenses were $36.8 million, or 14.4% of revenues, compared to $33.3 million, or 14.5% of revenues, in the prior year. The Company improved operating leverage by 10 basis points in SG&A in 2021 compared to 2020.

Full year results included a $4.5 million charge in the fourth quarter from signed agreements between the Company and majority stockholders in a change of control arrangement.

Fiscal year operating income was $4.2 million versus operating income of $9.7 million from the prior year. Excluding the $4.5 million charge related to the majority stockholders’ change of control agreements, the full year operating income was $8.7 million, compared to $9.7 million for the prior year.

Fiscal year net income (loss) was $2.0 million, compared to $9.0 million in the prior year. Full year net income (loss) attributable to SPAR was ($1.8) million, or ($0.08) per share, down from $3.4 million, or $0.16 per share, in the 2020 fiscal year. Adjusted net income attributable to SPAR Group, Inc.(1) was $2.6 million, or $0.12 per share, for the fiscal year 2021, compared to $1.7 million, or $0.08 per share, in the prior year.

Fiscal year consolidated Adjusted EBITDA(1) was $11.9 million, compared to $13.6 million in the prior year. Full year Adjusted EBITDA attributable to SPAR Group, Inc. (1) was $7.0 million, compared to $8.0 million in the prior year.

(1)

Adjusted Net income (loss) attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measure as defined and reconciled below.

Financial Position as of December 31, 2021

The Company’s total worldwide liquidity at fiscal year-end 2021 was $20 million, with $13 million in cash and cash equivalents and $7 million of unused availability as of December 31, 2021. For the year ended December 31, 2021, net cash provided by operating activities was $2.6 million and capital expenditures, including capitalized software, was $1.7 million.

Conference Call

The Company will conduct a conference call today at 11:00 a.m. Eastern Time to discuss financial and operating results for the quarter and year ended December 31, 2021. To access the call, live by phone, dial (412) 902-6510 and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through April 5, 2022, by calling (412) 317-0088 using passcode ID 4916589#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. ("SGRP") and its subsidiaries (together with SGRP, “SPAR”, "SPAR Group" or the "Company"), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the "SEC") on November 15, 2021. There also are forward-looking statements contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, and SGRP's First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on April 29, 2021 (as so amended, the "Annual Report"), in SGRP's amended definitive Proxy Statement respecting its Annual Meeting of Stockholders held on August 12, 2021, which SGRP filed with the SEC on July 20, 2021 (the "Proxy Statement"), and the SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives, building upon the Company's momentum and strong foundation, leveraging compatible opportunities, growing the Company’s client base, products and market position, and continuing to strengthen the Company’s balance sheet, revenues and profitability. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

SPAR Group, Inc.

Fay DeVriese, Chief Financial Officer

Tel: 248-364-8450

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207

- Financial Statements Follow –

SPAR Group, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Domestic revenues	$20,702	19,665	$100,326	92,118
International revenues	39,321	39,695	155,394	138,399
Net revenues	60,023	59,359	255,719	230,517
Cost of revenues	49,377	47,851	208,197	185,329
Gross profit	10,646	11,508	47,522	45,188
Selling, general, and administrative expense	8,756	8,050	36,778	33,336
Majority stockholders change of control agreement	4,478	-	4,478	-
Depreciation and amortization	510	521	2,083	2,130
Operating (loss) income	(3,098)	2,937	4,183	9,722

Interest expense, net	184	209	585	690
Other expense (income), net	(301)	(41)	(510)	(242)
(Loss) income before provision for income taxes	(2,981)	2,769	4,108	9,274

Income tax expense (benefit)	72	(1,519)	2,108	312
(Loss) income from continuing operations	(3,053)	4,288	2,000	8,962

Net (loss) income attributable to the non-controlling interest	1,338	(2,260)	3,779	(5,595)
Net (loss) income attributable to SPAR Group, Inc.	$(4,390)	2,028	$(1,779)	3,367

Basic and diluted (loss) income per common share	$(0.21)	0.10	$(0.08)	0.16

Weighted average common shares - basic	21,320	21,110	21,266	21,100
Weighted average common shares - diluted	21,589	21,147	21,564	21,155

SPAR Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$13,473	$15,972
Accounts receivable, net	54,171	46,914
Prepaid expenses and other current assets	4,382	3,631
Total current assets	72,026	66,517

Property and equipment, net	2,929	2,795
Operating lease right-of-use assets	1,781	2,900
Goodwill	4,166	3,760
Intangible assets, net	2,295	2,255
Deferred income taxes	4,468	4,201
Other assets	1,351	1,601
Total assets	$89,016	$84,029

Liabilities and equity
Current liabilities:
Accounts payable	$8,943	$7,859
Accrued expenses and other current liabilities	22,031	18,745
Due to affiliates	3,270	3,775
Customer incentives and deposits	3,901	1,799
Lines of credit and short-term loans	11,042	9,329
Current portion of operating lease liabilities	1,019	1,398
Total current liabilities	50,206	42,905
Operating lease liabilities, less current portion	762	1,502
Long-term debt	700	1,000
Total liabilities	51,668	45,407

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value: Authorized and available shares– 2,445,598 Issued and outstanding shares– None – December 31, 2021 and December 31, 2020	–	–
Common stock, $.01 par value: Authorized shares – 47,000,000 Issued shares and outstanding – 21,320,414– December 31, 2021 and 21,122,312– December 31, 2020	213	211
Treasury stock, at cost 1,697 shares – December 31, 2021 and December 31, 2020	(104)	(2)
Additional paid-in capital	17,231	16,645
Accumulated other comprehensive loss	(5,028)	(3,913)
Retained earnings	7,439	9,218
Total SPAR Group, Inc. equity	19,751	22,159
Non-controlling interest	17,597	16,463
Total equity	37,348	38,622
Total liabilities and equity	$89,016	$84,029

SPAR Group, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Operating activities
Net income	$2,000	$8,962
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,083	2,130
Amortization of operating lease assets	1,120	2,048
Bad debt, net	128	330
Deferred income tax expense (benefit)	(520)	(654)
Share based compensation	711	136
Majority stockholders change of control agreement	4,478	-
Changes in operating assets and liabilities:
Accounts receivable, net	(7,305)	2,135
Prepaid expenses and other assets	(510)	(3,833)
Accounts payable	1,095	(1,316)
Operating lease liabilities	(1,120)	(2,048)
Accrued expenses, other current liabilities and customer incentives and deposits	469	911
Net cash provided by operating activities	2,629	8,801
Investing activities
Purchases of property and equipment and capitalized software	(1,722)	(1,600)
Net cash used in investing activities	(1,722)	(1,600)
Financing activities
Net borrowing on lines of credit	1,749	466
Payments related to stock options exercised	(123)	(2)
Payments on term debt	(300)	(333)
Net cash provided by financing activities	1,326	131

Effect of foreign exchange rate changes on cash	(4,732)	(1,818)
Net (decrease) increase in cash and cash equivalents	(2,499)	5,514
Cash and cash equivalents at beginning of year	15,972	10,458
Cash and cash equivalents at end of year	$13,473	$15,972

Supplemental disclosure of cash flows information
Cash Transactions:
Interest paid	$701	$736
Income taxes paid	$2,683	$1,203

Non-cash Transaction:
Treasury shares from director liability settlement	$102	$-

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted net income (loss) attributable to SPAR Group and related per share amounts represents net income (loss) attributable to SPAR Group adjusted for the add back of the 2021 after-tax charge related to the majority stockholders change of control agreement and the deduction of a 2020 deferred tax adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) restricting costs, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income (loss) attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net Income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted earnings per share attributable to SPAR Group, Inc. to

Adjusted Diluted earnings per share attributable to SPAR Group, Inc. Reconciliation

Fiscal Periods Ended December 31, 2021 and 2020

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020

Net Income (Loss) attributable to SPAR Group, Inc.	(4,390)	2,028	(1,779)	3,367
Add-back one-time impact (net of taxes) (2)	3,746	81	4,421	1,370
One-time deferred tax adjustments	-	(3,013)	-	(3,013)
Adjusted Net Income (Loss) attributable to SPAR Group Inc.	(644)	(904)	2,642	1,724

Diluted earnings (loss) per share attributable to SPAR Group, Inc.	$(0.21)	$0.10	$(0.08)	$0.16
Add-back one-time impact (net of taxes) (2)	$0.18	$-	$0.21	$0.06
One-time deferred tax adjustments	$-	$(0.14)	$-	$(0.14)
Adjusted Diluted earnings (loss) per share attributable to SPAR Group, Inc.	$(0.03)	$(0.04)	$0.12	$0.08

(2)	After-tax, charges, and per share amounts, primarily related to the majority stockholders change of control agreements.

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

Fiscal Years Ended December 31, 2021 and 2020

	Twelve Months Ended December 31,
(in thousands)	2021	2020

Net Income	$2,000	$8,962
Depreciation and amortization	2,083	2,130
Interest expense	585	690
Income Tax expense	2,108	312
Other income	(509)	(242)
Consolidated EBITDA	6,268	11,852
Share based compensation	711	136
Legal costs / Settlements - non-recurring (2)	4,814	898
Board-related one off costs, e.g. retirement costs	0	700
Acquisition-related expenses	72	0
Consolidated Adjusted EBITDA	$11,864	$13,586
Adjusted EBITDA attributable to non controlling interest	(4,908)	(5,614)
Adjusted EBITDA attributable to SPAR Group, Inc.	$6,957	$7,972

Ratios:
Net Income % of Consolidated Revenues	0.8%	3.9%
Consolidated Adjusted EBITDA % of Consolidated Revenues	4.6%	5.9%
Adjusted EBITDA attributable to SPAR % of Consolidated Revenues	2.7%	3.5%

(2)	Charges primarily related to the majority stockholders change of control agreements.